UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2024

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)
(441) 496-2600
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value $0.0125 per share	AXS	New York Stock Exchange
Depositary shares, each representing a 1/100th interest in a 5.50% Series E preferred share	AXS PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement
On December 13, 2024, AXIS Specialty Limited, AXIS Reinsurance Company, AXIS Re SE, and AXIS Managing Agency Ltd., for and on behalf of the underwriting members of Lloyd’s Syndicate 1686 (the “Companies”), each a subsidiary of AXIS Capital Holdings Limited, a Bermuda company, ("AXIS") and Cavello Bay Reinsurance Limited (the “Reinsurer”), a wholly-owned subsidiary of Enstar Group Limited (“Enstar”), entered into a loss portfolio transfer reinsurance agreement (“LPT Agreement”).

Pursuant to the LPT Agreement, at closing, (a) the Companies will cede and the Reinsurer will assume 75% of the liabilities (“Covered Losses”) with respect to certain reinsurance segment reserves of the Companies, predominantly attributable to casualty portfolios related to 2021 and prior underwriting years (the “Subject Business”) totaling $3.1 billion at September 30, 2024, structured as a ground-up quota share, subject to the terms and conditions of the LPT Agreement up to an aggregate limit; (b) the Company will maintain claims control for the Subject Business subject to certain administrative rights of Enstar; and (c) the Companies and the Reinsurer shall enter into collateral agreements, which may include entering into one or more trust agreements, pursuant to which the Companies will be obligated to maintain, for the term of the LPT Agreement, certain types of eligible assets as partial collateral securing the Reinsurer’s reinsurance obligations with respect to the Subject Business, including a funds withheld account.

The Reinsurer has delivered a duly executed guarantee from Enstar of the Reinsurer’s obligations.

Additionally, Stone Point Capital LLC ("Stone Point), manages Trident VIII, L.P. and related private equity funds, which own approximately 8% of AXIS’ stock. Stone Point also serves as the manager of Trident V, L.P. (and related private equity funds) which own shares of Enstar. Charles Davis, one of AXIS' directors, is the Co-Chief Executive Officer and a member of Stone Point. He also serves as the Chairman of Stone Point’s Investment Committee.

The LPT Agreement includes customary representations and warranties, indemnification obligations, covenants, and termination rights of the parties. The LPT Agreement is anticipated to close during the first half of 2025, subject to regulatory approvals and other closing conditions.

The foregoing description of the LPT Agreement, is qualified in its entirety by reference to the LPT Agreement filed as an exhibit hereto and incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure
The Company is furnishing a copy of the press release it issued on December 16, 2024 as Exhibit 99.1 to Form 8-K, which announced the reinsurance transaction described in Item 1.01 of this Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Document
10.1*
Reinsurance Agreement signed December 13, 2024 between AXIS Specialty Limited, AXIS Reinsurance Company, AXIS Re SE, and AXIS Managing Agency Ltd. for and on behalf of the Underwriting Members of Lloyd’s Syndicate 1686 and Cavello Bay Reinsurance Limited.

99.1	Press Release dated December 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(a)(5) of Regulation S-K, schedules and exhibits to this Exhibit have been omitted. A copy of the omitted schedules and exhibits will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 16, 2024

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ G. Christina Gray-Trefry
G. Christina Gray-Trefry
General Counsel and Secretary